Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Adam C. Derbyshire	Mike Freeman
	Senior Vice President and Chief Financial Officer	Executive Director, Investor Relations and Corporate Communications
	919-862-1000	919-862-1000

SALIX PHARMACEUTICALS TO PRESENT AT

THOMAS WEISEL PARTNERS HEALTHCARE CONFERENCE

RALEIGH, NC, August 30, 2006 - Salix Pharmaceuticals, Ltd. (NASDAQ:SLXP) today announced that the Company will present at the Thomas Weisel Partners Healthcare Conference 2006 in Boston, MA on Wednesday, September 6, 2006 at 8:00 a.m. ET.

Interested parties can access a live audio web cast of these presentations at http://www.salix.com. A replay of these presentations will be available at the same location.

Salix Pharmaceuticals, Ltd., headquartered in Raleigh, North Carolina, develops and markets prescription pharmaceutical products for the treatment of gastrointestinal diseases. Salix’s strategy is to in-license late-stage or marketed proprietary therapeutic drugs, complete any required development and regulatory submission of these products, and market them through the Company’s gastroenterology specialty sales and marketing team. Salix markets COLAZAL®, XIFAXAN®, VISICOL®, OSMOPREP™, AZASAN®, ANUSOL-HC® and PROCTOCORT®. In August 2006, the FDA approved MOVIPREP® for bowel cleansing prior to colonoscopy, and we intend to launch sales of the product in mid-fourth quarter 2006. Granulated mesalamine is under development.

Salix trades on the NASDAQ Global Market under the ticker symbol “SLXP”.

For more information please contact the Company at 919-862-1000 or visit our web site at www.salix.com. Information on our web site is not incorporated in our SEC filings.